Earnings Supplement Q3 2022

2 Q3 2022 Financial Highlights Q3 2022 (1) See reconciliation of GAAP to non-GAAP financial measures on page 6 (2) Defined as Adj. EBITDA, minus CAPEX, +/- change in contract assets Q3 2021 Revenue $50.7 million $58.9 million Adj. EBITDA1 $29.4 million $42.1 million Adj. Operating Cash Flow2 $35.9 million $38.8 million Total Certs 42,186 49,332

3 $7.8 $10.5 $9.5 $2.9 $6.4 $2.6 $4.0 ($3.0) ($3.0) ($0.3) ($3.6) ($0.9) Q2-21 Q3-21 Q4-21 Q1-22 Q2-22 Q3-22 $2.8 Understanding Changes in Contract Assets and Profit Share Revenue In LTM period on a net basis, ~157% of Changes in Contract Asset Estimates Driven by Realized Portfolio Performance as Opposed to Changes in Prospective Estimates Prospective Changes in Assumptions Realized Portfolio Performance ($ in millions) Change in Contract Asset Estimates and Profit Share Revenue: $11.8 Lower than projected claims and severity of losses in historical periods drove positive changes to contract asset estimates that in turn drove strong near-term cash flows $7.5 $6.5 $2.6 $1.7

4 Q3 2022 Key Performance Indicators

5 Q3 2022 Financial Update

6 Reconciliation of GAAP to Non-GAAP Financial Measures

7 Total Current Share Count Shares In millions Total Shares Outstanding November 2, 2022 126.3 Treasury Shares 1.9 Total Shares Issued 128.2